Exhibit 99.1

Replimune Announces Appointment of Emily Hill as Chief Financial Officer

Woburn, MA, September 19, 2023 – Replimune Group, Inc. (NASDAQ: REPL), a clinical stage biotechnology company pioneering the development of a novel portfolio of oncolytic immunotherapies, today announced the appointment of Emily Hill as Chief Financial Officer. Ms. Hill was most recently CFO of the commercial stage biotech company PTC Therapeutics and has more than 15 years of experience in the biotechnology and life sciences industry having held senior financial management and investor relations roles at several leading public biotechnology and pharmaceutical companies.

“Emily brings a wealth of financial planning and strategy experience to Replimune that will be impactful as we look to transition to a commercial stage company,” said Philip Astley-Sparke, CEO of Replimune. “On behalf of the leadership team at Replimune, I would like to welcome Emily to the Company and we all look forward to working with her to realize our ambition of building a major skin cancer franchise.”

“Replimune is on the cusp of major value inflection points with data from two potentially registrational trials anticipated in the coming months,” commented Ms. Hill. “I'm looking forward to applying my expertise and experience to help Replimune continue its growth and make the transition from a clinical to commercial stage company.”

Prior to joining Replimune, Emily held numerous positions at PTC Therapeutics where she headed up Investor Relations before becoming the Company’s Chief Financial Officer. Emily was heavily involved in PTC’s evolution from a development stage company to a five product company generating revenues approaching $1billion. Prior to PTC Therapeutics, Emily was Director of Investor Relations at Warner Chilcott where she was responsible for leading the function until the Company was acquired by Actavis for approximately $8.5 billion. Additionally, Ms. Hill was Senior Manager of Investor Relations at Genzyme Corporation. Prior to Genzyme, Emily was a Biotech Equity Research Associate at Summer Street Partners. Ms. Hill has an MBA with a concentration in Finance from Fordham University, a Masters of Science in Pharmacology from Tufts University School of Biomedical Research, and a BA from Hamilton College.

About Replimune

Replimune Group, Inc., headquartered in Woburn, MA, was founded in 2015 with the mission to transform cancer treatment by pioneering the development of novel oncolytic immunotherapies. Replimune’s proprietary RPx platform is based on a potent HSV-1 backbone with added payloads intended to maximize immunogenic cell death and the induction of a systemic anti-tumor immune response. The RPx platform is intended to provide a unique dual local and systemic mechanism of action consisting of direct selective virus-mediated killing of the tumor resulting in the release of tumor derived antigens and altering of the tumor microenvironment to ignite a strong and durable systemic response. This MOA is expected to be synergistic with most established and experimental cancer treatment modalities, and, with an attractive safety profile the RPx platform has the versatility to be developed alone or combined with a variety of other treatment options. For more information, please visit www.replimune.com.

Forward Looking Statements

This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the design and advancement of our clinical trials, the timing and sufficiency of our clinical trial outcomes to support potential approval of any of our product candidates, our goals to develop and commercialize our product candidates, patient enrollments in our existing and planned clinical trials and the timing thereof, and other statements identified by words such as “could,” “expects,” “intends,” “may,” “plans,” “potential,” “should,” “will,” “would,” or similar expressions and the negatives of those terms. Forward-looking statements are not promises or guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond our control, and which could cause actual results to differ materially from those contemplated in such forward-looking statements. These factors include risks related to our limited operating history, our ability to generate positive clinical trial results for our product candidates, the costs and timing of operating our in-house manufacturing facility, the timing and scope of regulatory approvals, changes in laws and regulations to which we are subject, competitive pressures, our ability to identify additional product candidates, political and global macro factors including the impact of the coronavirus as a global pandemic and related public health issues, and other risks as may be detailed from time to time in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and other reports we file with the Securities and Exchange Commission. Our actual results could differ materially from the results described in or implied by such forward-looking statements. Forward-looking statements speak only as of the date hereof, and, except as required by law, we undertake no obligation to update or revise these forward-looking statements.

Investor Inquiries

Chris Brinzey

Westwicke, an ICR Company

339.970.2843

chris.brinzey@westwicke.com

Media Inquiries

Arleen Goldenberg

Replimune

917.548.1582

media@replimune.com

2